Exhibit 99.2

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(audited)
REVENUES:
Net gain on principal transactions	$45,194	$86,723	$202,207	$342,400
Commissions	23,697	24,007	94,443	92,044
Other	2,056	3,055	9,339	18,401
Total revenues	70,947	113,785	305,989	452,845

EXPENSES:
Employee compensation and related benefits	22,885	33,264	99,123	131,511
Interest	12,147	10,351	48,188	48,589
Exchange, clearing and brokerage fees	9,548	9,649	40,406	37,729
Lease of exchange memberships	6,000	6,452	24,773	25,939
Depreciation & amortization of intangibles	3,086	3,391	12,803	13,446
Goodwill impairment	170,302	—	170,302	—
Restitution and fines	62,519	—	63,519	—
Other	9,137	6,977	31,949	29,507
Total expenses	295,624	70,084	491,063	286,721

Income (loss) before minority interest and provision (benefit) for income taxes	(224,677)	43,701	(185,074)	166,124

MINORITY INTEREST	28	—	322	—

Income (loss) before provision (benefit) for income taxes	(224,705)	43,701	(185,396)	166,124

PROVISION (BENEFIT) FOR INCOME TAXES	(24,986)	20,445	(6,007)	78,898

Net income (loss)	$(199,719)	$23,256	$(179,389)	$87,226

Series A Preferred dividends and discount accretion	949	1,524	4,014	6,941

Net income (loss) applicable to common stockholders	$(200,668)	$21,732	$(183,403)	$80,285

Weighted average common shares outstanding:
Basic	59,781	59,388	59,614	58,992
Diluted	59,781	60,233	59,614	59,939

Earnings (loss) per share:
Basic	$(3.36)	$0.37	$(3.08)	$1.36
Diluted	$(3.36)	$0.36	$(3.08)	$1.34

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	December 31, 2003	December 31, 2002
	(unaudited)	(audited)
ASSETS

CASH AND CASH EQUIVALENTS	$491,885	$77,033

CASH & SECURITIES SEGREGATED UNDER FEDERAL REGULATIONS	3,959	16,012

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL	13,000	26,000

RECEIVABLE FROM BROKERS, DEALERS AND CLEARING ORGANIZATIONS	142,639	145,387

RECEIVABLE FROM CUSTOMERS	3,434	12,425

UNITED STATES GOVERNMENT OBLIGATIONS	—	395,840

SECURITIES OWNED, at market value:
Corporate equities	265,568	106,295
Exchange-traded funds	102,626	21,455
Options	73,694	61,478

COMMISSIONS RECEIVABLE	4,613	4,379

EXCHANGE MEMBERSHIPS CONTRIBUTED FOR USE, at market value	15,000	26,176

EXCHANGE MEMBERSHIPS OWNED, at cost (Market value of $58,870 and $78,337, respectively)	77,319	77,815

GOODWILL AND OTHER INTANGIBLE ASSETS	686,184	877,565

OTHER ASSETS	79,681	64,942

Total assets	$1,959,602	$1,912,802

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Payable to brokers and dealers	$45,172	$16,417
Payable to customers	9,010	21,971
Securities sold, but not yet purchased, at market value:
Corporate equities	232,942	106,685
Exchange-traded funds	115,140	4,359
Options	67,079	63,695
Accrued compensation	42,833	55,185
Accounts payable and other accrued expenses	99,844	50,268
Income taxes payable	8,588	13,201
Deferred tax liabilities	172,846	179,924
Short-Term Debt	101,971	2,000
Long-Term Debt	255,606	354,948
Subordinated liabilities
Exchange memberships, at market value	15,000	26,176
Other subordinated indebtedness	20,285	28,285

Total liabilities	1,186,316	923,114

MINORITY INTEREST	322	—

TOTAL STOCKHOLDERS’ EQUITY	772,964	989,688

Total liabilities and stockholders’ equity	$1,959,602	$1,912,802

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

In evaluating the Company’s financial performance, management reviews operating results from operations, which excludes non-operating charges.  Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business.  Pro forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro forma results for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(audited)
Total revenues	$70,947	$113,785	$305,989	$452,845

Total expenses	295,624	70,084	491,063	286,721
Less: goodwill impairment (1)	(170,302)	—	(170,302)	—
Pro-forma expenses	125,322	70,084	320,761	286,721

Income (loss) before minority interest and provision (benefit) for income taxes	(224,677)	43,701	(185,074)	166,124
Minority interest	28	—	322	—
Income (loss) before provision (benefit) for income taxes	(224,705)	43,701	(185,396)	166,124
Effect of pro-forma adjustment	170,302	—	170,302	—
Pro-forma income (loss) before provision for income taxes	(54,403)	43,701	(15,094)	166,124

Provision (benefit) for income taxes	(24,986)	20,445	(6,007)	78,898
Tax effect of pro-forma adjustment	9,197	—	9,197	—
Pro-forma provision (benefit) for income taxes	(15,789)	20,445	3,190	78,898

Net income (loss) applicable to common shareholders	(200,668)	21,732	(183,403)	80,285
Net effect of pro-forma adjustment	161,105	—	161,105	—
Pro-forma net income (loss) applicable to common shareholders	$(39,563)	$21,732	$(22,298)	$80,285

Earnings (loss) per share:
Diluted	$(3.36)	$0.36	$(3.08)	$1.34
Net effect of pro-forma adjustment	2.69	—	2.70	—
Diluted-pro-forma	$(0.67)	$0.36	$(0.38)	$1.34

(1)         Relates to the write-down of the carrying value of the Company’s goodwill to reflect the results of the Company’s annual goodwill impairment test as of December 31, 2003 under SFAS No. 142.